Exhibit 99.1

Earnings Release

Paysign, Inc. Reports First Quarter 2022 Financial Results

•	First quarter total revenues of $8.2 million, an increase of $1.9 million from first quarter 2021
•	First quarter net loss of $0.3 million, or diluted net loss per share of ($0.01)
•	First quarter adjusted EBITDA of $0.9 million, or diluted adjusted EBITDA per share of $0.02
•	First quarter gross dollar load volume up 16.2% versus the year-ago period and 7.6% versus the previous quarter
•	First quarter purchase volume up 24.7% versus the year-ago period
•	First quarter unrestricted cash increased by $1.1 million to $8.5 million

HENDERSON, Nev. – May 11, 2022 – (Business Wire) – Paysign, Inc. (NASDAQ: PAYS), a leading provider of prepaid card programs, comprehensive patient affordability offerings, digital banking services and integrated payment processing, today announced financial results for the first quarter of 2022.

“We are pleased with our Q1 2022 results with good revenue growth as our key performance indicators return to a pre-pandemic normalcy,” said Mark Newcomer, Paysign CEO. “We continue to win new deals and onboard new plasma centers and pharma clients. We’re seeing strong interest in our pharma solutions as the industry navigates the upcoming CMS 2023 rule changes.”

Quarterly Results

The following additional details are provided to aid in understanding Paysign’s first quarter 2022 results versus the year-ago period:

•	Revenues increased $1.9 million (31%) versus the year-ago period. The change was driven by the impact of the following factors:
o	Plasma revenue increased $2.0 million (37%) primarily due to an increase in plasma donations and dollars loaded onto cards. The average monthly revenue per plasma center increased to $6,672 versus $5,260 during the same period a year ago. We added nine new plasma centers during the quarter, exiting the quarter with 375 centers. This compares to 366 centers at the end of 2021 and 343 centers at the end of Q1 2021.
o	Pharma revenue decreased $76 thousand (-9%) primarily driven by the ending of four pharma prepaid programs throughout 2021 and the recognition of settlement income in Q1 2021 from one of those programs, offset with the addition of seven new pharma copay programs that have launched since March 31, 2021.
•	Cost of revenues decreased by $225 thousand (-7%). Cost of revenues comprises of transaction processing fees, data connectivity, data center expenses, network fees, bank fees, card production, postage costs, customer service, program management, application integration setup and sales and commission expense. The decrease was primarily due to the renewal and restructuring of an agreement in the first quarter of 2022, offset by the increase in variable transaction costs as a result of increased plasma transactions which occurred during the period.
•	Gross profit increased $2.2 million (77%) primarily due to the increase in plasma revenue and profitability. Our gross profit margin improved to 60.8%.
•	Selling, general and administrative expenses increased $776 thousand or 20.1% compared to the same period in the prior year and consisted primarily of (i) an increase in compensation and benefits of $84 thousand due to continued hiring to support the company’s growth, a tight labor market and increased personnel insurance costs; (ii) a decrease in stock-based compensation of $67 thousand; (iii) a decrease in outside professional services for legal, tax, accounting and consultants of $95 thousand; (vi) an increase in legal settlements of $354 thousand; (iv) an increase in non-personnel insurance of $111 thousand; (v) an increase in technologies and telecom of $178 thousand; (vi) a decrease in rent, utilities and maintenance of $30 thousand; (vii) an increase in travel and entertainment of $75 thousand due to a more normalized working environment and trade show expenses; and (viii) an increase in other operating expenses of $166 thousand.

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•	Depreciation and amortization increased $83 thousand due to the continued capitalization of new software and equipment and continued enhancements to our platform.
•	Other income increased $7 thousand related to an increase in interest income resulting from higher restricted cash balances and rising interest rates.
•	Income tax provision increased slightly as a result of the full valuation on our deferred tax asset in both the current and prior period and the tax benefit related to our stock-based compensation and a pretax loss in the prior year period. The effective tax rate was (0.6%) and (0.1%) for the periods ending March 31, 2022, and 2021, respectively.
•	Net loss decreased $1.3 million to a loss of $309 thousand. The overall change in net loss relates to the factors mentioned above.
•	“EBITDA,” which is defined as earnings before interest, taxes, depreciation and amortization expense, and which is a non-GAAP metric, increased $1.4 million to a profit of $357 thousand due to the factors above.
•	“Adjusted EBITDA,” which reflects the adjustment to EBITDA to exclude stock-based compensation charges, and which is a non-GAAP metric used by management to gauge the operating performance of the business, increased $1.3 million to a profit of $927 thousand due to the factors mentioned above. If not for legal settlements of $354 thousand during the quarter, Adjusted EBITDA would have been $1.3 million.

Q1 2022 Milestones

•	As of March 31, 2022, we had approximately 4.4 million cardholders and 438 card programs.
•	Year-over-year revenue increased 30.9%.
•	We added 9 plasma programs and launched 4 new pharma copay programs.

Balance Sheet At March 31, 2022

Unrestricted cash increased $1.1 million to $8.5 million due primarily to the improvement of our plasma business on our operations. Our operating results continued to improve over the same period a year ago enabling us to generate positive cash flow from operations, a trend that started in the second half of 2021. Restricted cash of $64.7 million are funds used for customer card funding with a corresponding offset under current liabilities. The increase in the first quarter of 2022 versus the end of 2021 was predominately related to increases in funds on cards, increased plasma deposits and new plasma and pharma copay customers, offset by declines from pharma prepaid customers whose contracts ended at the end of the year. Accounts payable and accrued liabilities increased $1.2 million primarily due to the continued growth of our copay programs. We believe that our unrestricted cash on hand at March 31, 2022, of $8.5 million along with forecast revenues and operating profits anticipated for 2022, as well as our accounts receivable and accounts payable processes, will be sufficient to sustain our operations for the next twelve months.

2022 Outlook

“Our plasma business continues to rebound from the negative impact experienced from COVID-19. On an aggregated basis, we are back to pre-pandemic operating levels even though we have not yet obtained those levels on a per plasma donation center basis as the labor market remains tight and donations from Mexican nationals along the US border remain halted. Despite these ongoing headwinds, we continue to post year-over-year improvements in our operating results and expect that trend to continue as we move throughout 2022. Our balance sheet remains strong and we expect it to continue to expand as an outcome of the operating result improvements,” said Jeff Baker, Paysign CFO.

“Our guidance for the full year of 2022 remains unchanged. We expect total revenue to be in the range of $35.25 million to $38.35 million, reflecting growth of 20% to 30%, with plasma making up approximately 90% of total revenue. Pharma revenue is expected to be relatively flat year over year as the loss of programs and settlement income in 2021 are offset with new pharma copay programs. Adjusted EBITDA is expected to at least double to $4.0 million over 2021’s adjusted EBITDA of $2.0 million. Full year gross profit margins are expected to be approximately 50.0% to 52.5% as they are expected to return to a more normalized gross profit margin experienced in 2021. Operating expenses are expected to increase to approximately $20.0 million as we continue to make investments in people and technology, and experience higher costs in insurance, travel and entertainment and other inflationary pressures. Depreciation and amortization is expected to be between $3.0 million and $3.25 million while stock-based compensation is expected to be approximately $2.0 million,” Baker concluded.

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COVID-19 Update

The coronavirus (“COVID-19”) pandemic, which started in late 2019 and reached the United States in early 2020, continues to significantly impact the economy of the United States and the rest of the world. While the disruption appears to be mitigating due to the availability of vaccines and other factors, the ultimate duration and severity of the pandemic remain uncertain, particularly given the development of new variants that continue to spread. The COVID-19 outbreak caused plasma center closures, and the stimulus packages signed into law during 2020 and 2021 reduced the incentive for individuals to donate plasma for supplementary income. Those developments have had and will continue to have an adverse impact on the company’s results of operations. While we remain cautiously optimistic and have seen improvements in our operating results on an aggregated basis, we cannot foresee how long it may take the company to attain pre-pandemic operating levels on a per plasma donation center basis as COVID-19 related labor shortages at plasma donation centers, border closures, and other effects continue to weigh on the company’s results of operations. Given the uncertainty around the extent and timing of the potential future spread or mitigation of COVID-19 and variants and around the imposition or relaxation of protective measures, management cannot at this time estimate with reasonable accuracy COVID-19’s further impact on the company’s results of operations, cash flows or financial condition.

First Quarter 2022 Financial Results Conference Call Details

At 5:00 p.m. ET today, the company will host a conference call to discuss its first quarter 2022 results. The conference call may include forward-looking statements. The dial-in information for this call is 877.407.2988 (within the U.S.) and 201.389.0923 (outside the U.S.). A replay of the call will be available until August 11, 2022, and can be accessed by dialing 877.660.6853 (within the U.S.) and 201.612.7415 (outside the U.S.), using passcode 13729568.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the company intends that such forward-looking statements be subject to the safe harbor created thereby. All statements, other than statements of fact included in this release are forward-looking statements. Such forward-looking statements include, among others, that our unrestricted cash, anticipated revenues and profits will be sufficient to sustain operations for the next 12 months; that the expected total revenue, gross profit margins, operating expenses, depreciation and amortization, stock-based compensation, adjusted EBITDA, plasma revenues and pharma revenues for 2022 meet our expectations; that the company will continue to post year-over-year improvements; that the company’s growth prospects in plasma, pharma, and other prepaid business materialize; and that the company will continue to be affected by COVID-19-related labor shortages. We caution that these statements are qualified by important risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the inability to continue our current growth rate in future periods; that a downturn in the economy, including as a result of COVID-19 and variants, as well as further government stimulus measures, could reduce our customer base and demand for our products and services, which could have an adverse effect on our business, financial condition, profitability and cash flows; operating in a highly regulated environment; failure by us or business partners to comply with applicable laws and regulations; changes in the laws, regulations, credit card association rules or other industry standards affecting our business; that a data security breach could expose us to liability and protracted and costly litigation; and other risk factors set forth in our Form 10-K for the year ended December 31, 2021. Except to the extent required by federal securities laws, the company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

About Paysign, Inc.

Paysign, Inc. (NASDAQ: PAYS) is a leading provider of prepaid card programs, comprehensive patient affordability offerings, digital banking services and integrated payment processing designed for businesses, consumers and government institutions. Incorporated in 1995 and headquartered in southern Nevada, the company creates customized, innovative payment solutions for clients across all industries, including pharmaceutical, healthcare, hospitality and retail. By using Paysign solutions, clients enjoy benefits such as lower administrative costs, streamlined operations, increased revenues, accelerated product adoption and improved customer, employee and partner loyalty.

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Built on the foundation of a robust and reliable payments platform, Paysign’s end-to-end technologies securely enable a wide range of services, including transaction processing, cardholder enrollment, value loading, cardholder account management, reporting and customer care. The modern cross-platform architecture is highly flexible, scalable and customizable, which delivers cost benefits and revenue-building opportunities to clients and partners.

As a full-service program manager, Paysign manages all aspects of the prepaid card lifecycle, from card design and bank approvals, production, packaging, distribution and personalization, to inventory and security controls, renewals, lost and stolen cards and card replacement. The company’s in-house, bilingual customer care is available 24/7/365 through live agents, interactive voice response (IVR), and two-way SMS alerts.

For more than 20 years, major pharmaceutical and healthcare companies and multinational enterprises have relied on Paysign to provide full-service programs tailored to their unique requirements. The company has designed and launched prepaid card programs for corporate rewards, employee incentives, consumer rebates, donor compensation, clinical trials, healthcare reimbursement payments and copay assistance.

Paysign’s expanded product offerings include additional corporate incentive products and demand deposit accounts accessible with a debit card. The product roadmap includes expanded offerings into new prepaid card categories, including payroll, travel and expense reimbursement. For more information, visit paysign.com.

Contacts:

Investor Relations: 888.522.4810 ir@paysign.com Paysign.com/investors	Media Relations: Alicia Ches 702.749.7257 pr@paysign.com

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PAYSIGN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATION

	(UNAUDITED)
	Three Months Ended March 31,
	2022	2021
Revenues
Plasma industry	$7,394,364	$5,383,151
Pharma industry	806,568	882,830
Other	19,707	13,447
Total revenues	8,220,639	6,279,428

Cost of revenues	3,222,390	3,447,622

Gross profit	4,998,249	2,831,806

Operating expenses
Selling, general and administrative	4,640,912	3,864,986
Depreciation and amortization	679,171	595,848
Total operating expenses	5,320,083	4,460,834

Loss from operations	(321,834)	(1,629,028)

Other income
Interest income, net	14,336	7,101

Loss before income tax provision	(307,498)	(1,621,927)

Income tax provision	1,897	1,600

Net loss	$(309,395)	$(1,623,527)

Net loss per share
Basic	$(0.01)	$(0.03)
Diluted	$(0.01)	$(0.03)

Weighted average common shares
Basic	51,818,676	50,351,971
Diluted	51,818,676	50,351,971

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PAYSIGN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2022	2021
	(Unaudited)	(Audited)
ASSETS

Current assets
Cash	$8,455,671	$7,387,156
Restricted Cash	64,677,683	61,283,914
Accounts receivable	3,405,867	3,393,940
Other receivables	1,019,218	1,019,218
Prepaid expenses and other current assets	1,625,631	1,242,967
Total current assets	79,184,070	74,327,195

Fixed assets, net	1,519,799	1,642,981
Intangible assets, net	4,205,833	4,086,962
Operating lease right-of-use asset	3,900,851	3,993,655

Total assets	$88,810,553	$84,050,793

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	6,954,565	5,765,478
Operating lease liability, current portion	345,544	340,412
Customer card funding	64,677,683	61,283,914
Total current liabilities	71,977,792	67,389,804

Operating lease liability, long term portion	3,584,851	3,673,186

Total liabilities	75,562,643	71,062,990

Stockholders' equity

Common stock: $0.001 par value; 150,000,000 shares authorized, 52,218,382 and 52,095,382 issued at March 31, 2022 and December 31, 2021, respectively	52,218	52,095
Additional paid-in capital	17,429,498	16,860,119
Treasury stock at cost, 303,450 shares	(150,000)	(150,000)
Accumulated deficit	(4,083,806)	(3,774,411)
Total stockholders' equity	13,247,910	12,987,803

Total liabilities and stockholders' equity	$88,810,553	$84,050,793

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Paysign, Inc. Non-GAAP Measures

To supplement Paysign’s financial results presented on a GAAP basis, we use non-GAAP measures that exclude from net income the following cash and non-cash items: interest, taxes, depreciation and amortization, stock-based compensation, impairment of intangible asset and loss on abandonment of assets. We believe these non-GAAP measures used by management to gauge the operating performance of the business help investors better evaluate our past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting, and investors should read them in conjunction with the company’s financial statements prepared in accordance with GAAP. The non-GAAP measures we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude stock-based compensation charges, impairment of intangible asset and loss on abandonment of assets.

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performances. Management cautions that amounts presented in accordance with Paysign’s definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA in the same manner.

PAYSIGN, INC.

ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Reconciliation of EBITDA and Adjusted EBITDA to net loss:
Net loss	$(309,395)	$(1,623,527)
Income tax provision	1,897	1,600
Interest income, net	(14,336)	(7,101)
Depreciation and amortization	679,171	595,848
EBITDA	357,337	(1,033,180)
Stock-based compensation	569,502	636,214
Adjusted EBITDA	$926,839	$(396,966)

Adjusted EBITDA per share
Basic	$0.02	$(0.01)
Diluted	$0.02	$(0.01)

Weighted average common shares
Basic	51,818,676	50,351,971
Diluted	52,521,876	50,351,971

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